Emerald Oil Reports Third Quarter 2014 Financial and Operational Results;

Establishes 2015 Production and CAPEX Guidance

DENVER, CO – November 3, 2014 --- Emerald Oil, Inc. (NYSE MKT: EOX) (“Emerald” or the “Company”) today announced financial and operational results for the quarter ended September 30, 2014 and established production and CAPEX guidance for 2015.

Highlights

•	Production of 351,755 BOE during the third quarter of 2014, an average of approximately 3,855 BOEPD, an increase of 3% compared to the second quarter of 2014 and 104% compared to the third quarter of 2013;
•	EBITDA of $26.2 million; Adjusted EBITDA of $15.3 million for the third quarter of 2014;
•	Net income attributable to common shareholders of $13.7 million or $0.21 per share (basic) for the third quarter of 2014 and adjusted net income attributable to common shareholders of of $5.3 million or $0.08 per share (basic) for the third quarter of 2014;
•	LOE costs during the third quarter of 2014 of approximately $12.70 per BOE;

Production

For the third quarter of 2014, Emerald’s total production volumes on a BOE basis increased 104% compared to the third quarter of 2013. Production increased due to the addition of 5.69 net wells and the acquisition of 18.5 net operated Bakken/Three Forks wells during the third quarter of 2014. Emerald missed third quarter 2014 production guidance by 8% because of North Dakota mandated road shut downs due to heavy rains during the months of August and September. This resulted in completion scheduling delays, artificial lift installation deferrals and shut-ins of producing wells. The previously scheduled third quarter completion jobs will be completed during the fourth quarter of 2014 as well as scheduled artificial lift installations. Due to the temporary downtime associated with the artificial lift installations, Emerald is reducing its fourth quarter of 2014 average production guidance by approximately 6.5% to 4,300 BOEPD and exit rate guidance to 4,600 BOEPD. We elected to swap out electric submersible pumps to install rod pumps on multiple wells in Q3 and Q4 2014 in order to drive lifting costs down in 2015. Emerald realized an $82.61 average price per Bbl of oil (including settled derivatives) in the third quarter of 2014 compared to a $95.32 average price per Bbl of oil during the third quarter of 2013. For detailed well performance data see Emerald’s corporate presentation (available on its website, www.emeraldoil.com).

	Quarter Ended September 30,
	2014	2013
Sales Volume (Total)
Oil (Bbls)	338,352	164,570
Gas (Mcf)	80,417	48,648
Sales volumes (Boe)	351,755	172,678

Average Daily Sales
Oil (Bbls)	3,708	1,803
Gas (Mcf)	881	533
Sales volumes (Boe)	3,855	1,892

Average Sales Prices
Oil, Net of Settled Derivatives (Bbls)	$82.61	$95.32
Gas (Mcf)	5.73	7.48
Barrel of Oil Equivalent with Settled Derivatives (Boe)	$80.78	$92.96

Financial Results

Revenues from sales of oil and natural gas for the third quarter of 2014 were $28.7 million compared to $17.3 million for the same period in 2013. The increase is primarily due to higher production as a result of the Company’s well completions and its acquisition of certain properties in its Low Rider project area. Crude oil revenue accounted for approximately 98% of oil and gas sales recorded during the third quarter 2014.

Lease operating expenses for the third quarter of 2014 were $4.5 million, or $12.70 per BOE. Emerald also incurred non-recurring workover expenses associated with recently acquired properties of $2.5 million, or $7.10 per BOE. Workovers were focused on repairing rod pumps and artificial lift on recently acquired wells. Maintenance was required to restart wells due to the state mandated weather related road closures during the months of August and September which caused multiple days of shut-ins to existing producing wells. Weather related shut-ins should diminish in the first quarter of 2015 once the midstream gathering installation is complete because the company will be less reliant on trucks to transport oil and liquids. Emerald expects the construction of both the Low Rider core electrical and midstream system to be complete by February 1, 2015.

General and administrative expenses for the third quarter of 2014 were $5.5 million compared to $6.2 million in the third quarter 2013. G&A decreased 28% from the second quarter of 2014. Share-based compensation expenses are included in the employee compensation and related expenses, totaling $2.8 million in the third quarter of 2014 compared to $4.2 million in the third quarter of 2013. The decrease in G&A expense is attributed to realized and ongoing corporate and operational expense reductions targeting increased EBITDA margins.

Adjusted EBITDA was $15.3 million for the third quarter of 2014, compared to $10.1 million for the same period in 2013, reflecting a 52% increase. Adjusted Net Income was $5.3 million for the third quarter of 2014. Adjusted EBITDA and Adjusted Net Income are non-GAAP financial measures. For additional information please refer to the reconciliation of these measures at the end of this news release.

2015 Development Plan

Emerald based its 2015 development plan upon a range of commodity price forecasts due to recent volatility in the price of oil. The initial 2015 production and CAPEX guidance is based upon a more conservative 2.25 rig program that assumes moving to a two-rig program in the late first quarter of 2015. Management will make a definitive decision whether or not the company will continue drilling with 3 rigs or move to a 2.25 rig program in the first quarter of 2015. Under a revised 2.25 rig program for 2015, the company will focus the majority of its development activies on holding undeveloped acreage in McKenzie County, ND and will reduce infill drilling activity in order to accelerate the HBP (Held by Production) process for all of Emerald’s leasehold. This 2.25 rig drilling program will hold approximately 85% of Emerald’s undeveloped acreage by the end of 2015 and 100% by the second quarter of 2016. If realized oil prices (net of Bakken differentials) and the forward oil curve rebound, then Emerald has the flexibility to maintain its current three-rig operated program and hold all undeveloped acreage by the end of 2015. Both the 2.25 and three-rig operated drilling programs sequences are provided below.

2015 Production and CAPEX Guidance

Assumes Emerald’s currently anticipated 2.25 rig program for 2015.

	Boe/d Range
	Low End	High End
1Q 2015 Average	4,500	4,800
2Q 2015 Average	5,400	5,700
3Q 2015 Average	5,800	6,250
4Q 2015 Average	6,000	6,400

2015 Average	5,425	5,800
Year over year average production growth	50%	60%
2015 Exit Rate	6,200	6,600
Year over year average Exit Rate growth	35%	43%

	2015 Capital Expenditures Range ($mm)
	Low End	High End
2015 Drilling and Completion Budget	$210.0	$240.0
2015 Land Budget	$5.0	$20.0

Net Operated Well Count	22.1	25.2

Credit Facility Update

The Company and its lending syndicate are currently in the final stages of completing the semi-annual borrowing base redetermination of its revolving credit facility. Emerald expects the borrowing base to increase by $50 million to $250 million upon completion of the current redetermination. Emerald and its lenders expect this process to be finalized in the coming weeks. The Company will announce the borrowing base increase upon completion. Emerald expects the next borrowing base redetermination will take place in March 2015.

Management Comments

McAndrew Rudisill the Chief Executive Officer of Emerald stated “Emerald is well positioned to weather the current oil price environment. Despite the recent drop in the price of oil, our borrowing base is pending to increase upon completion of the current redetermination. Based upon our currently planned 2.25 rig program in 2015, Emerald is fully financed to fund our entire 2015 capital expenditure program without requiring access to debt or equity capital markets. Our borrowing base is going to continue to grow as we add new reserves in currently undeveloped drilling spacing units. Our 2015 development efforts are focused on HBPing our entire McKenzie County, ND position. We expect to drive both LOE and differentials down further through improved midstream infrastructure solutions across all of our leasehold. Our midstream and electrical infrastructure is progressing on schedule and will be complete in February 2015. We are prepared for further volatility in the oil markets and have retained the optionality to maintain the current 3 rig development plans if the opportunity presents. I am pleased to note that our first 90 stage coil tubing completion job in the Pronghorn Sand on Lloyd Christmas 4 resulted in a 24 hour initial production rate of 1337 BOE/d and an average 30 day production rate of 696 BOE/d.”

Hedging Activity

The following table reflects open commodity swap contracts as of September 30, 2014, the associated volumes and the corresponding weighted average NYMEX reference price:

Settlement Period	Oil (Bbls)	Fixed Price Range
Oil Swaps
October 1, 2014 – December 31, 2014	29,468	$90.00 – 93.00
October 1, 2014 – December 31, 2014	21,600	93.01 – 96.00
October 1, 2014 – December 31, 2014	251,985	96.01 – 99.00
October 1, 2014 – December 31, 2014	82,612	99.01 – 102.00
2014 Total/Average	385,665	$97.16

January 1, 2015 – April 30, 2015	18,876	$90.00 – 93.00
January 1, 2015 – April 30, 2015	93,100	93.01 – 96.00
January 1, 2015 – April 30, 2015	341,251	96.01 – 99.00
2015 Total/Average	453,227	$96.24

On October 3, 2014, the Company partially settled outstanding NYMEX West Texas Intermediate oil derivative swap contracts on a total of 396,000 barrels of oil, resulting in an estimated cash settlement of $3,499,880.

Conference Call

Emerald will host a conference call on Tuesday, November 4, 2014 at 10:00 a.m. Eastern Time (8:00 a.m. Mountain Time) to discuss financial and operational results for the quarter and year end.

Emerald Oil, Inc. 3Q2014 Financial and Operational Results Conference Call
Date:	Tuesday, November 4, 2014
Time:	10:00 a.m. Eastern Time
9:00 a.m. Central Time
8:00 a.m. Mountain Time
7:00 a.m. Pacific Time
Webcast:	Live and rebroadcast over the Internet at the Emerald Oil website
Website:	www.emeraldoil.com
Telephone Dial-In:	877-407-8831 (toll-free) and 201-493-6736 (international)

Telephone Replay:	Available through Tuesday, November 11, 2014
877-660-6853 (toll-free) and 201-612-7415 (international)
Passcode: 413333

About Emerald

Emerald is an independent exploration and production operator that is focused on acquiring acreage and developing wells in the Williston Basin of North Dakota and Montana, targeting the Bakken and Three Forks shale oil formations and Pronghorn sand oil formation. Emerald is based in Denver, Colorado. More information about Emerald can be found at www.emeraldoil.com.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of the securities laws. All statements other than statements of historical facts included herein may constitute forward-looking statements. Forward-looking statements in this document may include statements regarding the Company’s expectations regarding the Company’s operational, exploration and development plans; expectations regarding the nature and amount of the Company’s reserves; and expectations regarding production, revenues, cash flows and recoveries. When used in this press release, the words "will," "potential," "believe," "estimate," "intend," "expect," "may," "should," "anticipate," "could," "plan," "predict," "project," "profile," "model," or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, fluctuations in oil and natural gas prices, uncertainties inherent in estimating quantities of oil and natural gas reserves and projecting future rates of production and timing of development activities, competition, operating risks, acquisition risks, liquidity and capital requirements, the effects of governmental regulation, adverse changes in the market for the Company’s oil and natural gas production, dependence upon third-party vendors, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission.

EMERALD OIL, INC.
CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2014	December 31, 2013
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$12,561,188	$144,255,438
Restricted Cash	6,000,000	15,000,512
Accounts Receivable – Oil and Natural Gas Sales	10,106,403	8,715,821
Accounts Receivable – Joint Interest Partners	32,747,260	31,523,204
Other Receivables	1,709,827	577,409
Prepaid Expenses and Other Current Assets	430,174	206,299
Fair Value of Commodity Derivatives	5,645,366	—
Total Current Assets	69,200,218	200,278,683
PROPERTY AND EQUIPMENT
Oil and Natural Gas Properties, Full Cost Method, at cost:
Proved Oil and Natural Gas Properties	491,003,344	211,015,067
Unproved Oil and Natural Gas Properties	168,263,288	57,015,315
Equipment and Facilities	4,976,122	1,837,744
Other Property and Equipment	1,906,488	890,811
Total Property and Equipment	666,149,242	270,758,937
Less – Accumulated Depreciation, Depletion and Amortization	(72,499,921)	(48,176,522)
Total Property and Equipment, Net	593,649,321	222,582,415
Restricted Cash	4,000,000	6,000,000
Fair Value of Commodity Derivatives	—	68,396
Debt Issuance Costs, Net of Amortization	6,471,820	475,157
Deposits on Acquisitions	773,809	125,368
Other Non-Current Assets	290,181	357,644
Total Assets	$674,385,349	$429,887,663
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable	$98,355,284	$63,168,422
Fair Value of Commodity Derivatives	—	921,401
Accrued Expenses	8,575,206	11,821,729
Advances from Joint Interest Partners	2,405,972	2,205,538
Total Current Liabilities	109,336,462	78,117,090
LONG-TERM LIABILITIES
Revolving Credit Facility	20,000,000	—
Convertible Senior Notes	172,500,000	—
Asset Retirement Obligations	2,425,731	692,137
Warrant Liability	17,454,000	15,703,000
Other Non-Current Liabilities	254,878	56,327
Total Liabilities	321,971,071	94,568,554

COMMITMENTS AND CONTINGENCIES

Preferred Stock – Par Value $.001; 20,000,000 Shares Authorized;
Series B Voting Preferred Stock – 5,114,633 issued and outstanding at September 30, 2014 and December 31, 2013. Liquidation preference value of $5,115 as of September 30, 2014 and December 31, 2013.	5,000	5,000

STOCKHOLDERS’ EQUITY
Common Stock, Par Value $.001; 500,000,000 Shares Authorized, 66,619,355 and 65,840,370 Shares Issued and Outstanding, respectively	66,619	65,840
Additional Paid-In Capital	423,337,799	416,301,344
Accumulated Deficit	(70,995,140)	(81,053,075)
Total Stockholders’ Equity	352,409,278	335,314,109
Total Liabilities and Stockholders’ Equity	$674,385,349	$429,887,663

EMERALD OIL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
REVENUES
Oil Sales	$28,266,332	$16,952,644	$76,989,268	$35,287,288
Natural Gas Sales	460,857	363,914	2,061,201	821,069
Net Gains (Losses) on Commodity Derivatives	11,184,716	(2,720,160)	3,722,780	(2,822,427)
Total Revenues	39,911,905	14,596,398	82,773,249	33,285,930
OPERATING EXPENSES
Production Expenses	6,962,450	2,087,635	13,477,176	4,723,520
Production Taxes	3,142,998	1,879,160	8,632,608	3,629,557
General and Administrative Expenses	5,483,655	6,194,202	21,609,218	17,562,754
Depletion of Oil and Natural Gas Properties	9,193,566	4,497,002	24,071,676	11,238,783
Depreciation and Amortization	104,465	40,631	251,722	94,665
Accretion of Discount on Asset Retirement Obligations	28,037	7,502	63,837	21,564
Gain on Sale of Oil and Natural Gas Properties	—	(8,892,344)	—	(8,892,344)
Total Operating Expenses	24,915,171	5,813,788	68,106,237	28,378,499

INCOME FROM OPERATIONS	14,996,734	8,782,610	14,667,012	4,907,431

OTHER INCOME (EXPENSE)
Interest Expense	(1,206,571)	(21,437)	(2,515,034)	(276,113)
Warrant Revaluation Income (Expense)	216,000	(506,000)	(1,751,000)	(4,587,000)
Other Income (Expense)	(347,088)	3,332	(343,041)	6,230
Total Other Expense, Net	(1,337,659)	(524,105)	(4,609,075)	(4,856,883)

INCOME BEFORE INCOME TAXES	13,659,075	8,258,505	10,057,937	50,548

INCOME TAX PROVISION	—	—	—	—

NET INCOME	13,659,075	8,258,505	10,057,937	50,548
Less: Preferred Stock Dividends and Deemed Dividends	—	(13,997,089)	—	(20,279,197)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$13,659,075	$(5,738,584)	$10,057,937	$(20,228,649)

Net Income (Loss) Per Common Share – Basic	$0.21	$(0.13)	$0.15	$(0.60)

Net Income (Loss) Per Common Share – Diluted	$0.16	$(0.13)	$0.14	$(0.60)

Weighted Average Shares Outstanding – Basic	66,499,397	42,725,711	66,335,025	33,738,417

Weighted Average Shares Outstanding –Diluted	88,380,397	42,725,711	81,867,545	33,738,417

EMERALD OIL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$10,057,937	$50,548
Adjustments to Reconcile Net Loss to Net Cash Provided By Operating Activities:
Depletion of Oil and Natural Gas Properties	24,071,676	11,238,783
Depreciation and Amortization	251,722	94,665
Amortization of Debt Issuance Costs	727,997	75,618
Accretion of Discount on Asset Retirement Obligations	63,837	21,564
Gain on Sale of Oil and Natural Gas Properties	—	(8,892,344)
Net (Gains) Losses on Commodity Derivatives	(3,722,780)	2,822,427
Net Cash Settlements Paid on Commodity Derivatives	(2,775,591)	(1,597,536)
Warrant Revaluation Expense	1,751,000	4,587,000
Share-Based Compensation Expense	9,497,044	6,538,319
Changes in Assets and Liabilities:
Decrease (Increase) in Trade Receivables – Oil and Natural Gas Revenues	(1,390,582)	7,650,021
Increase in Accounts Receivable – Joint Interest Partners	(1,224,056)	(22,095,552)
Decrease (Increase) in Other Receivables	(1,132,418)	1,061,301
Increase in Prepaid Expenses and Other Current Assets	(223,875)	(332,718)
Decrease (Increase) in Other Non-Current Assets	67,463	(305,272)
Increase in Accounts Payable	2,364,168	1,631,558
Increase (Decrease) in Accrued Expenses	(7,813,470)	5,537,377
Increase in Other Non-Current Liabilities	198,551	—
Increases in Advances from Joint Interest Partners	200,434	1,452,969
Net Cash Provided By Operating Activities	30,969,057	9,538,728
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of Other Property and Equipment	(1,015,677)	(343,287)
Restricted Cash Released	11,000,512	—
Restricted Cash Received	—	(21,000,000)
Payments of Restricted Cash	(2,648,721)	—
Increase in Deposits for Acquisitions	(648,441)	(2,500,000)
Use of Prepaid Drilling Costs	—	98,565
Proceeds from Sale of Oil and Natural Gas Properties, Net of Transaction Costs	36,155,859	134,627,306
Investment in Oil and Natural Gas Properties	(391,368,324)	(138,610,383)
Net Cash Used For Investing Activities	(348,524,792)	(27,727,799)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Issuance of Common Stock, Net of Transaction Costs	—	95,977,763
Proceeds from Issuance of Preferred Stock, Net of Transaction Costs	—	47,183,994
Proceeds from Issuance of Convertible Senior Notes, Net of Transaction Costs	166,893,211	—
Advances on Revolving Credit Facility	55,000,000	—
Payments on Preferred Stock	—	(35,000,000)
Payments on Revolving Credit Facility	(35,000,000)	(23,500,000)
Preferred Stock Dividends and Deemed Dividends	—	(6,899,657)
Proceeds from Exercise of Stock Options and Warrants	110,750	—
Cash Paid for Debt Issuance Costs	(1,117,871)	—
Cash Paid for Finance Costs	(24,605)	(237,500)
Net Cash Provided by Financing Activities	185,861,485	77,524,600
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(131,694,250)	59,335,529
CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	144,255,438	10,192,379
CASH AND CASH EQUIVALENTS – END OF PERIOD	$12,561,188	$69,527,908
Supplemental Disclosure of Cash Flow Information
Cash Paid During the Period for Interest	$1,867,433	$255,776
Cash Paid During the Period for Income Taxes	$—	$—
Non-Cash Financing and Investing Activities:
Oil and Natural Gas Properties Included in Accounts Payable	$92,963,874	$38,646,242
Stock-Based Compensation Capitalized to Oil and Natural Gas Properties	$2,020,992	$624,325
Accretion on Preferred Stock Issuance Discount	$—	$8,626,000
Accrued Preferred Stock Dividend and Deemed Dividend	$—	$1,932,534
Asset Retirement Obligation Costs and Liabilities	$1,669,757	$116,471
Common Stock Issued for Oil and Natural Gas Properties	$—	$6,736,935

In addition to reporting net income (loss) as defined under GAAP, we also present net earnings before interest, income taxes, depletion, depreciation, and amortization, accretion of discount on asset retirement obligations, impairment of oil and natural gas properties, net gain on acquisition of business, net gain on sale of oil and natural gas properties, net gain (loss) from mark-to-market on commodity derivatives, less cash settlements received (paid) and non-cash expenses relating to share based payments recognized under ASC Topic 718 (“Adjusted EBITDA”), which is a non-GAAP performance measure. Adjusted EBITDA consists of net earnings after adjustment for those items described in the table below. Adjusted EBITDA does not represent, and should not be considered an alternative to GAAP measurements, such as net income (loss) (its most directly comparable GAAP measure), and our calculations thereof may not be comparable to similarly titled measures reported by other companies. By eliminating the items described below, we believe the measure is useful in evaluating its fundamental core operating performance. We also believe that Adjusted EBITDA is useful to investors because similar measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies in similar industries. Our management uses Adjusted EBITDA to manage our business, including in preparing our annual operating budget and financial projections. Our management does not view Adjusted EBITDA in isolation and also uses other measurements, such as net income (loss) and revenues to measure operating performance. The following table provides a reconciliation of net loss to Adjusted EBITDA for the periods presented:

	Three Months Ended September 30,
	2014	2013
Net income	$13,659,075	$8,258,505
Less: Preferred stock dividends and deemed dividends	—	(13,997,089)
Net income (loss) attributable to common stockholders	13,659,075	(5,738,584)
Add: Interest expense	1,206,571	21,437
Accretion of discount on asset retirement obligations	28,037	7,502
Depletion, depreciation and amortization	9,298,031	4,537,633
Stock-based compensation	2,818,161	4,172,522
Warrant revaluation expense	—	506,000
Preferred stock dividends	—	764,383
Preferred stock redemption premium	—	4,375,000
Accretion of preferred stock issuance discount	—	8,857,706
Net losses on commodity derivatives	—	2,720,160
Less: Net cash settlements paid on commodity derivatives	(313,451)	(1,264,755)
Net gains on commodity derivatives	(11,184,716)	—
Gain on sale of oil and natural gas properties	—	(8,892,344)
Warrant revaluation income	(216,000)	—
Adjusted EBITDA	$15,295,708	$10,066,660

In addition to reporting net income as defined under GAAP, Emerald also presents net earnings before the effect of any unrealized gain from mark-to-market on commodity derivatives, mark-to-market on Emerald’s warrant liability (“adjusted income”), and share based compensation expense, which is a non-GAAP performance measure. Adjusted income consists of net earnings after adjustment for those items described in the table below. Adjusted income does not represent, and should not be considered an alternative to GAAP measurements, such as net income, and Emerald’s calculations thereof may not be comparable to similarly titled measures reported by other companies. By eliminating the items described below, Emerald believes the measure is useful in evaluating Emerald’s fundamental core operating performance. The Company also believes that adjusted income is useful to investors because similar measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies in similar industries. Emerald’s management uses adjusted income to manage Emerald’s business, including in preparing Emerald’s annual operating budget and financial projections. Emerald’s management does not view adjusted income in isolation and also uses other measurements, such as net income and revenues to measure operating performance. The following table provides a reconciliation of net income, to adjusted income for the period presented:

Three Months Ended September 30, 2014
Net income	$13,569,075
Net gains on commodity derivatives	(11,184,716)
Net cash settlements paid on commodity derivatives	313,451
Warrant revaluation income	(216,000)
Stock based compensation expense	2,818,161
Adjusted income	$5,299,971

Adjusted income per share – basic	$0.08

Adjusted income per share - diluted	$0.07

Weighted average shares outstanding – basic	66,499,397

Weighted average shares outstanding - diluted	88,380,397

Corporate Contact:

Emerald Oil, Inc.

Mitch Ayer

Vice President of Finance & Investor Relations

(303) 595-5626

info@emeraldoil.com

www.emeraldoil.com